U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BRIGHT SCREENS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	3651	20-8768424
(State or other jurisdiction of incorporation or organization)	(Standard Industrial Classification)	(IRS Employer Identification Number)

10120 S. Eastern Ave., Henderson, NV 89052		#2 Mindy L. Smith 10120 S. Eastern Ave., #2 Henderson, NV 89052
(Name and address of principal executive offices)		(Name, address and telephone of agent for service)

Registrant's telephone number, including area code: (702) 767-7001
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    |__|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	340,000 shares	$0.10	$34,000	$1.04

(1)	This price was arbitrarily determined by Bright Screens, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
COPIES OF COMMUNICATIONS TO:
Carl Wimmer, President and CEO
10120 S. Eastern Ave., #2
Henderson, NV 89052
Ph: (702) 767-7001 Fax: (702) 492-1201
SUBJECT TO COMPLETION, Dated December 5, 2007

PROSPECTUS
BRIGHT SCREENS, INC.
340,000
COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering up to 340,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.10 per share. This offering will expire on June 5, 2008 unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional six months.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.10	None	$0.10
Total	$34,000.00	None	$34,000.00

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: December 5, 2007

Page
Summary	5
Risk Factors	6
Risks Related To Our Financial Condition and Business Model	6
Because we have only recently commenced business operations, we face a high risk of business failure.	6
If we do not obtain additional financing, our business will fail.	6
If We Are Unable To Generate Significant Revenues From Our Operations, Our Business Will Fail.	7
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.	7
Because we have limited product line, our ability to generate a sustainable revenue stream may be limited.	7
If we experience unfavorable publicity or consumer perception of our products and/or any similar products distributed by other companies, our sales, operating results, and reputation could be adversely effected.	7
If we fail to appropriately respond to changing customer preferences and demand for new products and services, our sales could be significantly harmed.	7
Because our markets are subject to rapid technological change, our success depends on our ability to develop and introduce new products.	8
Because we will rely on outside manufacturers and suppliers to provide all of products we sell, disruptions in our manufacturers’ and suppliers’ systems could adversely affect our sales and customer relationships.	9
Because we operate in a highly competitive industry, our failure to compete effectively could adversely affect our sales and growth prospects.	9
Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	9
Because our president, Mr. Wimmer, owns 93.63% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Wimmer are inconsistent with the best interests of other stockholders.	9
If we are unable to identify, recruit and retain key design, engineering, sales, marketing and executive personnel, we will not be successful.	10
Risks Related To Legal Uncertainty	10
If we incur material product liability claims, our costs could increase and our reputation, sales and operating income could be adversely affected.	10
Because we do not have product liability insurance, product liability claims could significantly harm our business.	10
Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	10
If we are unable to protect our intellectual property rights, our ability to compete successfully could be significantly harmed.	11
Risks Related To This Offering	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	11

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	11
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	12
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	12
Forward-Looking Statements	12
Use of Proceeds	13
Determination of Offering Price	13
Dilution	13
Selling Shareholders	13
Plan of Distribution	16
Legal Proceedings	17
Directors, Executive Officers, Promoters and Control Persons	18
Security Ownership of Certain Beneficial Owners and Management	20
Description of Securities	21
Interest of Named Experts and Counsel	22
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	22
Organization Within the Last Five Years	23
Description of Business	23
Plan of Operations	32
Description of Property	34
Certain Relationships and Related Transactions	34
Market for Common Equity and Related Stockholder Matters	35
Executive Compensation	37
Financial Statements	39
Changes in and Disagreements with Accountants	40
Available Information	40
Dealer Prospectus Delivery Obligation	40
Indemnification of Directors and Officers	40
Other Expenses of Issuance and Distribution	41
Recent Sales of Unregistered Securities	41
Table of Exhibits	42
Undertakings	42
Signatures	44

Summary

Bright Screens, Inc.

We were organized as a Nevada corporation on March 30, 2007. We hold the exclusive worldwide license to a proprietary, patented video screen technology known as “Optical Channel Plates.” We are now engaged in the development of our technology and are preparing to undertake our initial marketing efforts.

Since we are in the development stage of our business plan, we have not earned any revenues from operations since our inception on March 30, 2007. As of October 31, 2007, we had $36,070 cash on hand and no current liabilities. Accordingly, our working capital position as of October 31, 2007 was $36,070. Since our inception through October 31, 2007, we have incurred a net loss of $2,125. We attribute our net loss to having no revenues to offset our expenses.

Our fiscal year end is October 31.

Our principal office is located at 10120 S. Eastern Ave., #2, Henderson, NV 89052. Our resident agent is Mindy L. Smith. Our phone number is (702) 767-7001.

The Offering

Securities Being Offered	Up to 340,000 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.10 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to be Issued
5,340,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Summary Financial Information

Balance Sheet Data	From inception March 30, 2007, to October 31, 2007 (Audited).
Cash	$36,070
Total Assets	$36,975
Liabilities	$0
Total Stockholder’s Equity	$36,975

Statement of Loss and Deficit	From inception March 30, 2007, to October 31, 2007 (Audited).
Revenue	$0
Loss for the Period	$2,125

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just completed the preliminary designs for our product and have only begun to seek out firms willing to manufacture and/or distribute our product under license or similar arrangements. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on March 30, 2007, and to date have been involved primarily in organizational activities, the design of the product, and obtaining patent counsel to protect the intellectual property underlying our product concept. We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

If we do not obtain additional financing, our business will fail.

We currently do not have any active operations and we have no income. Our business plan calls for expenses related to marketing and patent protection of our product designs. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including our ability to locate and manufacturer and/or distributor for our product and the specific terms of any agreement to reached with such parties. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

If We Are Unable To Generate Significant Revenues From Our Operations, Our Business Will Fail.

If we are unable to generate significant revenues from our existing business or from any new business opportunities we may pursue, we will not be able to achieve profitability or continue operations.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur continuing losses into the foreseeable future. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the marketing, licensing, and sale of our product. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have limited product line, our ability to generate a sustainable revenue stream may be limited.

We have a limited product line. We are currently developing only a single type of product and may need to develop new products and/or acquire companies with complementary products in order to expand our product line. Because of the uncertainties associated with obtaining financing it is unclear if or when we expect to expand our product line. Furthermore, we do not currently know when our product will be ready for manufacturing, will generate revenues, or whether it can be successfully marketed.

If we experience unfavorable publicity or consumer perception of our products and/or any similar products distributed by other companies, our sales, operating results, and reputation could be adversely effected.

We are highly dependent upon consumer perception regarding the desirability, safety and quality of our products, as well as similar products distributed by other companies. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change.

If we fail to appropriately respond to changing customer preferences and demand for new products and services, our sales could be significantly harmed.

Our business is subject to changing customer trends and preferences. Our failure to accurately predict or react to these trends could negatively impact customer opinion of our products, which in turn could harm our customer relationships and cause us to lose market share. The success of our new product offerings depends upon a number of factors, including our ability to:

•	anticipate customer needs;

•	innovate and develop new products;

•	successfully commercialize new products in a timely manner;

•	price our products competitively;

•	deliver our products in sufficient volumes and in a timely manner; and

•	differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, our product could be rendered obsolete, which could have a material adverse effect on our sales and operating results.

Because our markets are subject to rapid technological change, our success depends on our ability to develop and introduce new products.

The markets for our products are characterized by:

●	rapidly changing technologies;
●	evolving and competing industry standards;
●	changing customer needs and expectations;
●	frequent new product introductions and enhancements;
●	increased integration with other functions; and
●	rapid product obsolescence.

To develop new products for our target markets, we must develop our technologies in a cost-effective and timely manner and continue to expand our technical and design expertise. In addition, we must maintain close working relationships with key customers in order to develop new products that meet their changing needs. We cannot assure you that we will be able to identify new product opportunities successfully, develop and bring to market new products, achieve design wins or respond effectively to new technological changes or product announcements by our competitors. In addition, we may not be successful in developing or using new technologies or in developing new products or product enhancements that achieve market acceptance. Our pursuit of necessary technological advances may require substantial time and expense. Failure in any of these areas could harm our operating results.

Because we will rely on outside manufacturers and suppliers to provide all of products we sell, disruptions in our manufacturers’ and suppliers’ systems could adversely affect our sales and customer relationships.

Outside manufacturers and other suppliers will provide and produce 100% of our products. Any significant disruption in those other parties’ operations for any reason, such as regulatory requirements and loss of certifications, power interruptions, fires, hurricanes, war or threats of terrorism could adversely affect our sales and customer relationships.

Because we operate in a highly competitive industry, our failure to compete effectively could adversely affect our sales and growth prospects.

The market for video electronics products like ours, is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. As certain products become more mainstream, we experience increased competition for those products. Increased competition from companies that distribute through retail or wholesale channels could have a material adverse effect on our financial condition and results of operations. Certain of our competitors may have significantly greater financial, technical and marketing resources than we do. In addition, our competitors may be more effective and efficient in introducing new products. We may not be able to compete effectively, and any of the factors listed above may cause price reductions, reduced margins and losses of our market share.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Wimmer, our president and chief financial officer, devotes 5 to 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Wimmer nor do we maintain a key man life insurance policy for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of Mr. Wimmer, it is possible that Mr. Wimmer may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Mr. Wimmer, owns 93.63% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Wimmer are inconsistent with the best interests of other stockholders.

Mr. Wimmer is our president, chief financial officer and sole director. He owns 93.63% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Wimmer may still differ from the interests of the other stockholders.

If we are unable to identify, recruit and retain key design, engineering, sales, marketing and executive personnel, we will not be successful.

We are highly dependent on our principal management and technology staff, especially Mr. Wimmer and our Chief Technology officer, Dr. Arkas. We may not be able to continue to attract and retain qualified personnel necessary for the development of our business or to replace any qualified personnel who may leave our employ in the future. Our business is expected to place increased demands on our resources and will likely eventually require the addition of new management and technical personnel and the development of additional expertise by existing management personnel. The failure to recruit and retain key technical and management personnel could harm our business.

Risks Related To Legal Uncertainty

If we incur material product liability claims, our costs could increase and our reputation, sales and operating income could be adversely affected.

As a designer of products, we are subject to product liability claims if the use of our products is alleged to have resulted in injury or include inadequate instructions for use or inadequate warnings. A product liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which in turn could adversely affect our financial performance.

Because we do not have product liability insurance, product liability claims could significantly harm our business.

Currently, we do not have product liability insurance. Since we do not have product liability insurance, it is possible that product liability claims and the resulting adverse publicity could negatively affect our business.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

If we are unable to protect our intellectual property rights, our ability to compete successfully could be significantly harmed.

We rely on a combination of patent and trade secret laws and rights, nondisclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. Policing unauthorized use of our products, however, is difficult, especially in foreign countries, such as China, South Korea and India, where the laws may not protect our proprietary rights as fully as in the United States and Europe. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition regardless of the outcome of the litigation.

We have acquired exclusive license to a number of patents or patent applications related to our technology. However, we cannot assure you that any pending patent application will be granted, or that such patents will provide adequate protection for our intellectual property. Since our competitors may design around our patents or otherwise independently develop competing technology, our operating results would be seriously harmed by the failure to protect our intellectual property.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 340,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 6.37% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.10 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.
Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 340,000 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in an offering that was exempt from registration pursuant to Rule 903(C)(3) of Regulation S of the Securities Act of 1933. The selling shareholders purchased their shares in an offering completed on July 18, 2007.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of November 19, 2007 including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4. the percentage owned by each upon completion of the offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,340,000 shares of common stock outstanding on November 19, 2007.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Amanda L. Sanchez Montes Santa Maria 3084 Guadalajara, Jalisco, Mexico	10000	10000	zero	zero
Jose E. Salayandia E. Tenochtitlan 454 Col. Jardines Del Sol Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Mariana Castillejos Ornelas Richard Wagner 5636 int. 202 La Estancia Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Blanca E. Ornelas Palacios Miguel Dominguez 2615 Col. Talleres, Monterey, NL, Mexico	10000	10000	zero	zero
Karla Maria Altamirano M. Esmeralda 2573 Res. Victoria Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Mauricio Hernandez C. Ballera 2873 Bosques de la Victoria, Guadalajara, Jalisco, Mexico	10000	10000	zero	zero
Graciela Cervantes Gonzalez Av. Nino Obnero #1832-14, Col. Camino Real Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Marcela Hernandez C. Av. Nino Obnero #1832-14, Col. Camino Real Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Sandra Leonor Ruiz Tapia Circumualacion Sur #209, Las Fuentes Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Eduardo Enrique Hernandez Montes Nino Obnero 1832-14 Col. Camino Real Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Ana Maria Cortes Sanchez Gil Mar Rojo #2098, C.P. 44610, Guadalajara, Jalisco, Mexico	10000	10000	zero	zero
Jorge Sanchez Gil Alarcon La Rioja 2978-17 Col. Providencia, Guadalajara, Jalisco, Mexico	10000	10000	zero	zero

J. Guillermo Cervantes Gonzalez Paseo de la Cima 3453-e Lomas del Valle Guadalajara, Jalisco, Mexico	20000	20000	zero	zero
Patricia M. Prieto Martin del Campo Paseo de la Cima #3453-c Lomas del Valle Gauadalajara, Jalisco, Mexico	10000	10000	zero	zero
Ana Paula Cervantes Prieto Paseo Lomas Altas #4010-8, Col. Lomas del Valle Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Jose Antonio Sainz Garcia Paseo Lomas Altas #4010-7 Lomas del Valle Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Renata Cervantes Prieto Paseo Lomas Altas #4010-7 Lomas del Valle Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Jorge Luis Cuevas Uribe Paseo Lomas Altas 4010-3 Col. Lomas del Valle Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Maria Ines Cuevas Uribe San Antonio 69-1 Col. Las Fuentes, Zapopan, Jalisco, Mexico	5000	5000	zero	zero
Mauricio Perez Gonzalez San Antonio 69-1 Col. Las Fuentes, Zapopan, Jalisco, Mexico	5000	5000	zero	zero
Natalia Cervantes Gonzalez David Alfaro Siqueiros #487 int. 312 Zona Hotelera Las Glorias, Puerto Vallarta, Jalisco, Mexico	10000	10000	zero	zero
Oscar Monteon David Alfaro Siqueiros #487 int. 312 Zona Hotelera Las Glorias, C.P. 48333, Puerto Vallarta, Jalisco, Mexico	10000	10000	zero	zero
Rogerio Arturo Alferez Morfin Andres Teran #1767, C.P. 44620	20000	20000	zero	zero
Jesus C. Arcega Van Gogh 5190 Col. Real Vallarta, Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Jaime de la Torre Mariano Otero 841 Jardines del Bosque, Guadalajara, Jalisco, Mexico 44520	10000	10000	zero	zero
Monica I. Antunano Gomez Portugal Av. Mariano Otero 841 Jardines del Bosque Guadalajara, Jalisco, Mexico 44520	10000	10000	zero	zero

Carolina Delgado Socci Insurgentes Sur 3493 Villa Olympica, Edif. 8-903, Talpan, 14020 Mexico, D.F.	10000	10000	zero	zero
F. Francisco Solares Diaz Insurgentes Sur 3493 Villa Olympica, Edif. 8-903, Talpan, 14020 Mexico, D.F.	10000	10000	zero	zero
Gerardo Solares Delagado Insurgentes Sur 3493 Villa Olympica, Edif. 8-903, Talpan, 14020 Mexico, D.F.	10000	10000	zero	zero
Ricardo Solares Delgado Insurgentes Sur 3493 Villa Olympica, Edif. 8-903, Talpan, 14020 Mexico, D.F.	10000	10000	zero	zero
Julieta M. Diaz Hernandez Andromeda 3732 La Calma Zapopan, Jalisco, Mexico	10000	10000	zero	zero
Carlos Alberto Marmolejo Velasco Ingenieros #2431-A Jardines de Guadalupe Guadalajara, Jalisco, Mexico	10000	10000	zero	zero
Cesar Mauricio Avelar Ramirez Chimalpopoca 4374 Fracc. Jardines del Sol Zapopan, Jalisco, Mexico, C.P. 45050	10000	10000	zero	zero

None of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. the market price of our common stock prevailing at the time of sale;
2. a price related to such prevailing market price of our common stock, or;
3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;
2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Mindy L. Smith, 10120 S. Eastern Ave., #2, Henderson, NV 89052.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of November 19, 2007 are as follows:

Directors:

Name	Age
Carl Wimmer	55
Rossana Ferriz	27

Executive Officers:

Name	Age	Office(s)
Carl Wimmer	55	President, CEO, CFO, Secretary, Director
Rossana Ferriz	27	Vice-President of Corporate Development and Director
Mindy L. Smith	43	Treasurer
Dr. Evan Arkas	64	Chief Technology Officer

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Carl Wimmer, President, Secretary, CEO, CFO and Director.

Mr. Wimmer has spent the past 37 years, since graduation from high school, continually involved in the development of new projects. Since 1983 Mr. Wimmer has expanded his range of interests to include projects which require the introduction of new technologies. Mr. Wimmer’s primary business experience and interests are summarized below:

2001 - Present	IHC Invest Inc.
1995 - Present	UFIL Unified Data Technologies Ltd.
1992 - Present	FTC Technology Corporation
1987 - Present	Universal Firmware Project
1983 - 1988	Co-Founder, Sparrowhawk Aeroplane project
1970 - Present	Real Estate Development, commercial projects and subdivisions

As head of IHC Invest, Inc., Mr. Wimmer currently focuses on the marketing, sales and commercialization of emerging applications that, like Optical Channel Plates, are based on proprietary technology.

Rossana Ferriz, Vice-President of Corporate Development and Director.

Ms. Ferriz is experienced in the field of business management and operations and holds a B.A. in Business Administration from the Insituto Tecnologico y de Estudios Superiores de Occidente (ITESO). Ms. Ferriz recently served as a manager at HQ Global - Regus, a provider of outsourced corporate workspaces and related products and services in Guadalajara, Mexico.

Dr. Evan Arkas, Ph.D., Chief Technology Officer.

Dr. Arkas is the inventor of our patented Optical Channel Plates technology and has been actively involved in its development together with Ralph A. Wimmer, who is the current owner of the technology and the licensor to Bright Screens, Inc. Dr. Arkas holds a Ph.D. in physics from the University of Athens. The following is brief summary of Dr. Arkas’ professional history for the past five years:

1999 - Present	Solar Concentrator Project (Prometheus, Inc.)
1987 to present	Engaged in the commercialization of Arkas invented technologies, including the FMTE process (invented in 1992).

Dr. Arkas is the author of two books and numerous scholarly papers. He currently holds four patents related to perpendicular recording and reading systems for disk drives, photo-electromagnetic recording mediums, a flat screen laser projection system and one jointly for a device for producing near-coherent light. Additionally, Evan Arkas Ph.D. has several other inventions to his credit, including an apnea monitor, which incorporates unique signal processing techniques.

Mindy L. Smith, Treasurer

Mindy Smith is a 16 year resident of Las Vegas, originally from Los Angeles she received her Bachelors of Science degree in Accounting from California State University at Northridge in 1987. She holds licenses to practice accounting in California and Nevada. Mindy has been in private practice since moving to Las Vegas in 1991 and specializes in small business and start-up entities.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

The executive officers named above are our only employees.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Verbal agreements with our accountant to perform requested financial accounting services.

2.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 31, 2007, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	Carl Wimmer Mar Ego 1452, Depto 122 Guadalajara, Jalisco, Mexico 44610	5,000,000	93.63%
Common Stock	Rossana Ferriz Calz. Poniente 1480-1 Cd. Granja Zapopan, Jalisco, Mexico	--	--
Common Stock	Mindy L. Smith 1389 European Drive Henderson, NV 89052	--	--
Common Stock	Dr. Evan Arkas 523 Barandon Walk London W11 1WL, United Kingdom	--	--
Common Stock	All Officers and Directors as a Group	5,000,000	93.63%

Common Stock	Other 5% Holders	None	None

(1)	The percent of class is based on 5,340,000 shares of common stock issued and outstanding as of December 3, 2007.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share and 10,000,000 shares of preferred stock. As of December 3, 2007, there were 5,590,000 shares of our common stock issued and outstanding. No preferred stock has been issued. Our shares are held by thirty-four (34) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Ronald Serota, Esq. of the Corporate Law Center, our independent legal counsel, has provided an opinion on the validity of our common stock.

Moore & Associates, Chtd. has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Moore & Associates, Chtd. has presented their report with respect to our audited financial statements. The report of Moore & Associates, Chtd. is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the

Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated on March 30, 2007, under the laws of the state of Nevada.

Description of Business

History

We are a Nevada corporation, formed March 30, 2007. We hold the exclusive worldwide license to a proprietary, patented video screen technology known as “Optical Channel Plates.” We are now engaged in the development of our technology and are preparing to undertake our initial marketing efforts.

Products and Methods of Competition

Optical Channel Plates is a new technology for use in video projection screens. Current projection screen technology produces screens which absorb light projection, leading to seemingly insoluble problems with the brightness and clarity of the image.

Optical Channel Plates allows a new method of almost energy free projection in daylight conditions to be commercialized. At a very reasonable cost of installation and almost no ongoing cost of projection (and almost negligible cost of maintenance of the screen itself) any user wishing to establish a public presence can do so very easily.

Imagine one wall of a commercial building, presently occupied by an illuminated sign. The sign is static in display. Replacement of the display panels is expensive and requires a visit from the sign people. By installing a Optical Channel Plates screen in its place and portioning a projector at some distance from the screen, the retailer (in this example) creates a dynamic sign environment with the purpose of stopping people walking by, catching their attention and beginning to sell them before they are even in the store.

Clothing retailers can display fashion shows, sporting goods can display skiing movies in the winter and sailing ones in the summer, restaurants can display live movie of their customers already having a good time inside. Presentations need not be canned. The internet is a source of many webcams (bears feeding on streams in Alaska in September, news events, public service announcements) all of which can stop people who are rushing by and get them to look. Normally retailers pay substantial sums to get this to happen. Now... new possibilities open up for the inventive retailer.

To be successful in the marketplace, Optical Channel Plates requires a multi-pronged program of marketing, product development, technology protection, and technology evangelization. Bright Screens, Inc. was incorporated to receive an exclusive license to the technology, to raise funds for the commercialization and exploitation of this concept, and coordinate the marketing and implementation programs.

The unique opportunity presented by the Optical Channel Plate technology is best illustrated by reviewing the current state of the art in projection panels:

Existing Projection Panels & Their Drawbacks:

Current video screen technology is based one of three projection methods: (1) reflective (projection of flat surfaces), (2) passive (rear projection), and (3) radiating (emanating their own light).

All three basic technologies have similar and overlapping problems and each subset has other problems exclusive to its own category.

The existing methods of reflective projection on flat surfaces do not shield any surrounding light emanating sources. Further, their own reflection can interfere with the ones from its surroundings. To solve this problem, the use of metalized fabrics or plastics has been introduced with some good results. The results are not optimal because they generally need to be viewed from a distance (typical movie theatre). Further, to mitigate interference from other light sources, the viewing room is best left dark to enhance contrast.

Large projection TV screens create too much of dichroism when is viewed from wide angles. “Dichroic” refers to a material in which light in different polarization states travelling through it experience a varying absorption. A partial solution to this is to create a bowed surface on the projection screen. The energy consumption of such an active device is much higher than a simple projector since the entire screen must be energized.

Large screens that are in use in stadiums have each `pixel' energized to radiate its own light The construction cost rapidly rises through 6 figures to 7 figures (and even 8 figures).

The energy cost of large illuminated screens runs to megawatts in certain cases. The common problems to each method are:

•
Diffusion, which disperses the reflected light that emanates from a single point, i.e., a dot from a reflecting surface or a pixel from a CRT/LCD, to a greater angle than that of the observation point of the viewer and results in weaker and possibly fussy reflection. Difficult viewing under strong lighting conditions for CRTs and LCDs.

•	Power consumption for CRT displays.

•	Geometric distortions for CRT displays.

•	Very narrow viewing angles for large screens, especially for rear projections.

•	Not able to achieve single dot multi color pixels since each pixel can use only one of the three guns available.

•	Dichroic effects from close distance observation, especially for rear projection.

•	Manufacturing defects for CRTs (geometric distortions) that require tube/deflection coils (yoke) to be adjusted with extra magnetic elements.

•	Problem with CRTs, because of harmful radiation levels, due to prolonged exposures.

•	Manufacturing problems for LCDs due to pixel defects (black or constantly lit pixels) that cause rejection.

The Optical Channel Plates technology suffers from none of these problems, and seems to solve them.

The Optical Channel Plates Technology

The superior projection panel made possible by our technology evolves around the use of fiber optic strands that have been plated (gilded) along their lengths. The fibers are packed together and glued in tight bunches. The x and y dimensions of the bunch, which will be that viewing area, can be of any possible size, but its z dimension needs to be of substantial length, to enable a sequential slicing of the bunch.

The slices of the Fiber Optic bunch will be polished on both sides and will be plated in one of them, in case that reflective light is required by the application, i.e., like an ordinary projection screen. In case that rear projection is needed then no platting will be added.

The Fiber optic strands can be made from various transparent materials, such as glass, plastic, etc. A number of options are available for this invention which deliver results that are tailored to the application’s needs. For example the fiber optic strands can be plated externally to enhance their internal reflectivity for the transmission through the fiber. Extension to this is to use plated plastic fibers with low melting point end after the platting the gluing and the slicing of the bunch of fibers; the material of the fibers can be heated and removed by melting, leaving and slice of pipes glued together.

The shape of the fiber optic strands can be round or polygons. A round shape strand will leave the opposite of 'topological' triangle between the adjacent fiber strands and glue with no transparent properties needs to be used. On the other hand the use of a hexagon shaped fiber strand will not leave these topological triangles, but will need the platting of the strands to be done at slice level and with small separations between the strands to enable platting and 'gluing by platting'. The ideal shape is a hexagonal polygon, but a triangle can be used too:

The fiber optic strands or small pipes are internally reflective and have a length that is dictated by the application. For reflective applications one of the ends of the solid strands will be plated and in the case of the pipes the material will be removed to leave the plated part of the strand.

The diameter of the fibers will be related to the distance of viewing, but will not be smaller than the wavelengths of the various light frequencies.

The simplest option for the panel's construction is to use round plated fiber strands drawn from looms that are driven through a matrix of holes, which resembles the desired end product. At a predefined distance the strands will be clamped together and plating will be applied with the appropriate solution. The plating on the already plated fiber strands, thus adding metal on the touching points of the fibers, which will result in their permanent welding. The alignment of the strands will be helped with the use of ultrasonic vibrators.

The plating will be applied by pumping the plating solution through the topological triangles (gaps) of the clamped strands. Because the plating solution loses its diluted metal content as the solution is travelling through the gaps and unevenly deposit of material, more at the entry points, its travelling length will be restricted and the welded part of the clamped fiber strands will be sliced, leaving a small section of welding part to be used as the guide for the next slice.

The openings that will be left from the topological triangles will be filled with a non-transpired resin that will pumped into the openings under pressure.

The slice then is polished on both sides and plated in one of them (in case that the need for the through transparency do not arise) to be used as a reflective projection panel. When no plating is applied, on either side, then the slice can be used for rear projection.

The surface reflections of the polished side, for the reflective and the passive through rear projection, may create unwanted light diffusion that at close proximity will fudge the picture. The avoidance of this problem can be overcome with the use of the removal of the plastic material from the fiber strands, provided that the malting point is low, thus leaving instead of fiber optic strands small pipes welded together, for the passive or rear projection, and the reflective bottom of the plated side of the slice.

In case that hexagonal or triangle shape strands will be used the plating (welding) of the strands is more complex and the possible two welding ways can be used. First, the strands at their ends, before the slicing point, individually or in rows, will be ultrasonically vibrated to create topical friction that will weld their flat surfaces. (This kind of ultrasonic welding is used for the attachment of the wire connection of the microchips to the external pins).

The plating/welding of the polygon shaped strands can be achieved with the application of the plating at the moment of the emergence the strands from the matrix with the circulation, under pressure between the gaps, of the plating fluid. As the plating is progressing the top part of the matrix will sealed off, because the plating will deposit more metal, due its longer exposure to plating.

The slicing can be arranged to be made at the point where the left cut section is plated enough to restrict the flow (escape) of the plating fluids from the matrix's face. One of the poles, the anode, of the applied electrical potential will be the side of the extruded matrix, and to control the even distribution of the electrical current and even plating, the strands at the rear

The need for very large panels that will be able to cover large areas, without the shown discontinuation of attached adjacent small panels, can be overcome with the joining of smaller panels using plating at their points of contact, because the gaps, i.e., the topological triangles or the spaces between the polygons will not be eliminated. This kind of approach will enable the formation of very large sheets that if their thickness is thin enough will allow their packaging into rolls.

Another approach to the design of the panel(s) can be developed for the development of extreme high-resolution displays. The problem with the blackening of pixel in the LCD will be overcome with employment of the above-described technique. The said technique will employ mechanical or quartz light rotators to deliver the horizontal and vertical scans. The optical strands, before plating, can be stretched with the use of altered temperature levels the convert the strands into cone shapes. This approach will enable the strands to be curved and driven to areas were the scanning can be applied to their entry points. The strands can be solid or pipes. The elongation of the strands can create the possible smallest dot of a pixel. With improved techniques, at a particular stage of the strands lengths, three strands can be joined together to create a dot color pixel instead of the used three, in the existing color LCD of CRT displays become serious prospects for a sale.

Target Market and Marketing Methods

Optical Channel Plates, as a technology, is considered to be a "device". In marketing terms this means that it is a tool or innovation but without the specific focus of an already implemented product the marketplace which makes a device into a product.

Most companies which try to implement a new technology do so with a standard marketing program which relies very heavily on advertising. In the opinion of this company's management, advertising, which possibly useful, cannot deliver on the promise of targeted results.

The marketing program envisioned by this company relies heavily on the specific identification of individual companies who can be approached with a tailored, individualized message with specific goals as to how much the retail experience can be changed and how. It is the combination of device, target focus, economic feasibility and execution in It is on the basis that a strict representation of the savings which will accrue to the customer through implementation of the Optical Channel Plates technique, that the claims can be made as to market penetration and probable financial compensation to this company.

This is what we refer to as an "alternative marketing approach". The technology is re-cast as a solution to a specific targeted industry segment.

Potential Markets

Commercial Retail

The first and best market is the commercial retail market.

We see the store front being changed from a combination of display window, static sign and entry door to one of display window, variable programming sign and entry portal.

The prime purpose is to start selling the customer before they enter the store.

Computer Game Companies

While this will not be addressed in the near future the Optical Channel Plate technology allows for a wall sized screen to display computer games in action. Mated with a stereo audio system, this may change the computer game experience.

The Computer Gaming industry is the fastest growing industry in today's technology driven society. With the introduction of Internet gaming, this industry has no signs of ever slowing down. In order to offer good playable games with interesting and engrossing content, computer games always have to use the latest techniques and hardware in every aspect of computing. The Optical Channel Plates technology offers a big screen variant, at affordable prices.

Here is a list of some of the top players in this field:

1.	Access Software
2.	Acclaim Entertainment
3.	Activision
4.	Atari
5.	Blizzard Entertainment
6.	Boderbund
7.	Capcom Entertainment
8.	C.O.R.E Digital Pictures
9.	DreamWorks Interactive
10.	Dream Catcher Interactive
11.	Electronic Arts
12.	Eidos Interactive
13.	Epic Mega Games
14.	Humongous Entertainment
15.	Interplay
16.	Lucas Arts and Entertainment
17.	MGM interactive
18.	MicroPlay Gaming
19.	Microprose
20.	Microsoft Gaming Division
21.	Sony Interactive
22.	SGI

Public Service Announcements

Since the projector could be hooked to the internet as a feed, it is possible - in a future variant - to register such signs and require that intermittent public service announcements be site cast. These could range from the merely useful, such as weather announcements, to public safety messages.

Compliance With Governmental Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally. Management is unaware of any existing or probable governmental regulations which would materially affect our business.

Employees

We do not have any full time employees. Our executive officers and directors listed above are our only employees.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We not have any subsidiaries.

Intellectual Property

We hold the exclusive worldwide license for the use and commercialization of our Optical Channel Plates Technology.

The patent application process for the Optical Channel Plates technology began on the 18th of June, 1998 with a provisional application in the UK and continued with applications for US and European patents.

GB 2364791 was granted on December 29, 2004 (our ref. P/1021.GB). US 6,928,219 was granted on August 9, 2005 (our ref. P/1021.US), and EP 1325363 was granted on 8th November 2006 (our ref. P/1021.EP)

The European Patent is being validated in Germany, France and Ireland. The German patent office has assigned the patent number DE 601 24 412.5-08 to the EP(DE) patent. The French and Irish patent offices will use the European Patent number.

Management is skilled in intellectual property protection practice having been associated with a number of patents pending and patents issued in other companies. Management will conduct the IP protection program in a prudent manner, consistent with the requirements of an emerging technology company.

Plan of Operations

Operating Budget

For the fiscal year beginning November 1, 2007, we plan to incur the following expenses:

Office	$900
Phone	$1,800
Patent preparation fees	$4,800
Patent maintenance fees	$2,800
Travel	$4,000
Accounting	$3,000
$17,300

This budget accounts for the proper maintenance and continuing prosecution of our current intellectual property holdings, as well as the travel and administrative costs projected for the marketing and collaborative work which will be the focus of business activity during our full first fiscal year.

Business Goals For The Fiscal Year Beginning November 1, 2007

During our first full fiscal year, we will focus primarily on presenting and marketing the Bright Screens technology to various firms who may have an interest in licensing the technology for use in the manufacture of their own products and to firms who may be interested in designing and manufacturing products on a joint venture basis which are based upon the Bright Screens technology.

Over the course of the fiscal year beginning November 1, 2007, we plan to create and finalize a target list of potential licensees and/or joint venture partners for our technology and to develop effective marketing and other materials for presentation of our technology to these target customers. We hope to begin contact with these target firms in the Spring of 2008 and, by the end of the current fiscal year, we hope to begin serious discussions regarding the application of our technology to new or improved products to be developed by our licensees or joint venture partners.

Our business development goals over the course of our first fiscal year can be summarized as follows:

Time	Objective
• By late January 2008	Finalize target list of potential licensees for Bright Screens technology and potential joint venture partners for production of first products

• By late April 2008	Finish creation of marketing and related materials for presentation of Bright Screens Technology to potential licensees and/or joint venture partners

• By early May 2008	Begin first contacts with potential licensees and/or joint venture partners

• By end of fourth quarter
Have had two to three rounds of dialog with potential licensees and/or joint venture partners; review Bright Screens technology for suitability to proposed applications; begin creation and filing of new patent applications as required to update technology to customer needs

Liquidity and Capital Resources

As of October 31, 2007, we had cash of $36,070 and working capital of $36,070. Our cash on hand will allow us to cover our anticipated expenses for the fiscal year beginning November 1, 2007, but will not be sufficient to fund operations beyond the current fiscal year and will not be sufficient to pay any significant unanticipated expenses. We currently do not have any operations and we have minimal income. We will require additional financing to sustain our business operations if we are not successful in earning substantial revenues within the fiscal year beginning November 1, 2007. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.

We have not attained profitable operations and may be dependent upon obtaining financing to pursue our long-term business plan. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Results of Operations for Fiscal Year Ending October 31, 2007

We did not earn any revenues from inception through the fiscal year ending October 31, 2007. We do not anticipate earning regular revenues until the middle of our second full fiscal year of operations. We are presently in the development stage of our business and we can provide no assurance that we will produce significant revenues from our services, or, if revenues are earned, that we will be profitable.

We incurred operating expenses in the amount of $2,125 from our inception on March 30, 2007, through the remainder of the fiscal year ending October 31, 2007. Our operating expenses from inception through October 31, 2007 consisted only of general administrative expenses. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to and the professional fees that we will incur in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Off Balance Sheet Arrangements

As of October 31, 2007, there were no off balance sheet arrangements.

Expected Changes In Number of Employees, Plant, and Equipment

We do not have plans to purchase any physical plant or any significant equipment or to change the number of our employees during the next twelve months.

Description of Property

We do not own or lease any real property.

Corporate Offices

Our principle business office is located at 10120 S. Eastern Ave., #2 Henderson, NV 89052. We rent the use of this office space and are provided limited secretarial services for a charge of $75 per month.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

1.
On April 5, 2007, we entered into a License Agreement with Ralph Allan Wimmer which grants us the exclusive rights to utilize and commercialize the Optical Channel Plates technology. Under the License Agreement, we are obligated to pay Mr. Wimmer a royalty of five percent (5%) our gross sales. Ralph Allan Wimmer is the brother of our President and CEO, Carl Wimmer.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock. There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-four (34) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 53,400 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Carl Wimmer President, Secretary, CEO, CFO, and Director	2007	0	0	0	0	0	0	0	0
Rossana Ferriz, Vice-President of Corporate Development and Director	2007	0	0	0	0	0	0	0	0
Mindy Smith, Treasurer	2007	0	0	0	0	0	0	0	0
Evan Arkas, Chief Technology Officer	2007	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

At this time, we do not compensate our executive officers by the payment of salaries or bonus compensation.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Carl Wimmer President, Secretary, CEO, CFO, and Director	0	0	0	0	0	0	0	0	0
Rossana Ferriz, Vice-President of Corporate Development and Director	0	0	0	0	0	0	0	0	0
Mindy Smith, Treasurer	0	0	0	0	0	0	0	0	0
Evan Arkas, Chief Technology Officer	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Carl Wimmer	0	0	0	0	0	0	0
Rossana Ferriz	0	0	0	0	0	0	0

Narrative Disclosure to Director Compensation Table

Directors do not currently receive any compensation from the Company for their service as members of the Board of Directors. The compensation summarized above reflects the compensation each of our directors received in their capacities as executive officers of the Company.

Employment Agreements with Current Management

The Company presently not does have employment agreements with any of its current management and its management currently serves without compensation. The Company plans to develop a management compensation system when it becomes economically feasible.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Financial Statements

Index to Financial Statements:

1.	Audited consolidated financial statements for the fiscal year ended October 31, 2007 including:

F-1	Report of Independent Certified Public Accounting Firm

F-2	Balance Sheet

F-3	Statement of Operations

F-4	Statement of Stockholders' Equity

F-5	Statments of Cash Flows

F-6	Notes to Financial Statements

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bright Screens Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Bright Screens Inc. (A Development Stage Company) as of October 31, 2007, and the related statements of operations, stockholders’ equity and cash flows through October 31, 2007, and Inception on March 30, 2007 through October 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bright Screens Inc. (A Development Stage Company) as of October 31, 2007 and the results of its operations and its cash flows through October 31, 2007, and Inception on March 30, 2007 through October 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has accumulated deficit of $2,125 as of October 31, 2007, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
December 3, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

BRIGHT SCREENS, INC.
(A Development Stage Company)
Balance Sheet

ASSETS

October 31, 2007
CURRENT ASSETS

Cash	$36,070

Total Current Assets	36,070

PROPERTY AND EQUIPMENT, net	905

TOTAL ASSETS	$36,975

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$-

Total Current Liabilities	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, 10,000,000 shares authorized at par value of $0.001, no shares issued and outstanding	-
Common stock, 90,000,000 shares authorized at par value of $0.001, 5,590,000 shares issued and outstanding	5,340
Additional paid-in capital	33,760
Deficit accumulated during the development stage	(2,125)

Total Stockholders' Equity (Deficit)	36,975

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$36,975

The accompanying notes are an integral part of these financial statements.

BRIGHT SCREENS, INC.
(A Development Stage Company)
Statements of Operations

From Inception On March 30, 2007 Through October 31, 2007
REVENUES	$-
COST OF SALES	-
GROSS MARGIN	-

OPERATING EXPENSES

General and administrative	2,125

Total Operating Expenses	2,125

INCOME (LOSS) FROM OPERATIONS	(2,125)

OTHER EXPENSES

Interest expense	-

Total Other Expenses	-

NET LOSS	$(2,125)

BASIC LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	5,340,000

The accompanying notes are an integral part of these financial statements.

BRIGHT SCREENS, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

	Common Stock Shares Amount		Additional Paid-in Capital	Accumulated Deficit

Balance, inception, March 30, 2007	-	$-	$-	$-

Contributed capital	-	-	100	-

Common stock issued for cash at $0.001 per share	5,000,000	5,000	-	-

Common stock issued for cash at $0.01 per share	340,000	340	33,660	-

Net loss for the period ended October 31, 2007	-	-	-	(2,125)

Balance, October 31, 2007	5,340,000	5,340	33,760	(2,125)

The accompanying notes are an integral part of these financial statements.

BRIGHT SCREENS, INC.
(A Development Stage Company)
Statements of Cash Flows

From Inception on March 30, 2007 Through October 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(2,125)
Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation expense	82

Net Cash Used by Operating Activities	(2,043)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	(987)

Net Cash Used by Operating Activities	(987)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from common stock issued	39,100

Net Cash Used by Financing Activities	39,100

NET DECREASE IN CASH	36,070

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$36,070

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

BRIGHT SCREENS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2007

1. Summary of Significant Accounting Policies
Nature of Business
Bright Screens, Inc. (the Company) was incorporated in the State of Nevada on March 30, 2007. The Company is engaged in developing a proprietary video screen technology known as “Optical Channel Plates” and currently holds the exclusive worldwide license to this patented technology. The Company has not realized significant revenues to date and therefore is classified as a development stage company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of October 31, 2007.

	(Loss) (Numerator)	Shares (Denominator)	Basic (Loss)	Per Share Amount
For the Period Ended	$(2,125)	5,340,000		$	$ (0.00)

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Comprehensive Income
The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the periods ended October 31, 2007.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of October 31, 2007.

BRIGHT SCREENS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2007

1. Summary of Significant Accounting Policies (Continued)
Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109
Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

	October 31, 2007.
Income tax expense at statutory rate		$723
Common stock issued for services		-0-
Valuation allowance		(723)
Income tax expense per books	$	$ -0-

Net deferred tax assets consist of the following components as of:

October 31, 2007.
NOL Carryover	$723
Valuation allowance	(723)

Net deferred tax asset	$-0-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

BRIGHT SCREENS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2007

1. Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America. The Company has adopted an October 31 fiscal year end.

Inventory
The Company accounts for inventory of raw materials and finished goods on a cost basis. The inventory is maintained on a first in- first out (FIFO) basis.

Stock-based compensation.
As of October 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

BRIGHT SCREENS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2007

1. Summary of Significant Accounting Policies (Continued)
Recent Accounting Pronouncements (Continued)

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this

BRIGHT SCREENS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2007

1. Summary of Significant Accounting Policies (Continued)
Recent Accounting Pronouncements (Continued)

statement will have no immediate impact on the Company’s financial condition or results of operations.

2. COMMON STOCK
On July 18, 2007, the Company completed an unregistered private offering under the Securities Act of 1933, as amended, relying upon the exemption from registration afforded by Rule 504 of Regulation D promulgated there under. The Company sold 340,000 shares of its $0.001 par value common stock at a price of $0.10 per share for $34,000 in cash.

3. RELATED PARTY TRANSACTIONS
On April 4, 2007, the Company received $5,000 from its founders for 5,000,000 shares of its common stock.

4. GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $2,125 as of October 31, 2007. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosures

We have had no changes in or disagreements with our accountants on accounting and financial disclosures.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$$1.04
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$500
Accounting fees and expenses	$$3,500
Legal fees and expenses	$10,500

Total	$14,501.04

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We closed an issue of 5,000,000 shares of common stock on April 4, 2007 to Carl Wimmer, our president, CEO, CFO, and sole director. Mr. Wimmer acquired these shares in exchange for $5,000 at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

We completed an offering of 340,000 shares of our common stock at a price of $0.10 per share to a total of thirty-three (33) purchasers on July 18, 2007. The total amount we received from this offering was $34,000. The identity of the purchasers from this offering is included in the selling shareholder table set forth above. We completed the offering pursuant to Rule 903(C)(3) of Regulation S of the Securities Act of 1933.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Ronald Serota, Esq., with consent to use
10.1	License Agreement with Ralph Allan Wimmer
23.1	Consent of Moore & Associates, Chtd.

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

  (a) If the Company is relying on Rule 430B:

  i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on December 5, 2007.

BRIGHT SCREENS, INC.

By:	/s/Carl Wimmer
Carl Wimmer
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

   POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl Wimmer as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Carl Wimmer
Carl Wimmer
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director
December 5, 2007